Exhibit 99.1

VYNE Therapeutics Announces Private Placement of $88 Million

•	Transaction provides $88 million to fund VYNE’s clinical development programs for VYN201 and VYN202 through the end of 2025

BRIDGEWATER, N.J., October 30, 2023 -- VYNE Therapeutics Inc. (Nasdaq: VYNE) (“VYNE” or the “Company”), a clinical-stage biopharmaceutical company developing proprietary, innovative and differentiated therapies for the treatment of immuno-inflammatory conditions, today announced that the Company has signed a securities purchase agreement with certain healthcare-focused institutional investors for a private placement financing (the “PIPE”) that is expected to result in gross proceeds of $88 million, before deducting placement agent fees and offering expenses. The PIPE was led by Access Biotechnology, with participation from Eventide Asset Management, Cormorant Asset Management, Acorn Bioventures, Parkman Healthcare Partners, Surveyor Capital (a Citadel company), Soleus Capital, Palo Alto Investors LP, and other undisclosed investors.

“We are proud to partner with leading fundamental healthcare investors in this transformative financing of our company to advance our InhiBET™ platform,” said David Domzalski, President and Chief Executive Officer of VYNE. “This is an exciting time at VYNE as we announce positive clinical data from our Phase 1b trial evaluating VYN201 in patients with nonsegmental vitiligo. We expect the net proceeds from this financing will fund us through critical milestones, including the advancement of VYN201 into a Phase 2b clinical trial in vitiligo and Phase 1 trials for VYN202, our BD2-selective BET inhibitor.”

In the PIPE, VYNE is selling an aggregate of 10,652,543 shares of its common stock at a price of $2.245 per share and, in lieu of common stock to certain investors, pre-funded warrants to purchase up to an aggregate of 28,614,437 shares of common stock at a purchase price of $2.2449 per pre-funded warrant. Each pre-funded warrant will have an exercise price of $0.0001 per share of common stock and will be immediately exercisable and will remain exercisable until exercised in full. The PIPE was priced to satisfy the “Minimum Price” requirement of an “at the market” price as set forth in the Nasdaq listing rules. The PIPE is expected to close on November 1, 2023, subject to customary closing conditions.

LifeSci Capital LLC is acting as the exclusive placement agent for the PIPE.

The securities to be sold in the PIPE, including the shares of common stock underlying the pre-funded warrants, have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements. As part of the PIPE, VYNE has agreed to file a registration statement with the Securities and Exchange Commission within 30 days of the closing for the purpose of registering the resale of the shares of common stock issued in the PIPE and the shares of common stock underlying the pre-funded warrants issued in the PIPE.

This press release is issued pursuant to Rule 135c of the Securities Act and does not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About VYNE Therapeutics Inc.

VYNE’s mission is to improve the lives of patients by developing proprietary, innovative and differentiated therapies for the treatment of immuno-inflammatory conditions. The Company’s unique and proprietary bromodomain & extra-terminal (BET) domain inhibitors, which comprise its InhiBET™ platform, include a locally administered pan-BD BET inhibitor (VYN201) and an orally available BD2-selective BET inhibitor (VYN202) that were licensed from Tay Therapeutics Limited.

Cautionary Statement Regarding Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements related to whether and when the PIPE will close, expected gross proceeds to be received in the PIPE, the forecast of cash runway and VYNE’s expectations regarding funding, operating and working capital expenditures and expected use of proceeds. All statements in this press release which are not historical facts are forward-looking statements. Any forward-looking statements are based on VYNE’s current knowledge and its present beliefs and expectations regarding possible future events and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those set forth or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, VYNE’s inability, or the inability of the investors in the PIPE, to satisfy the conditions to closing for the PIPE and other important factors discussed in the section titled “Risk Factors” in VYNE’s Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, and VYNE’s other filings from time to time with the U.S. Securities and Exchange Commission. Although VYNE believes these forward-looking statements are reasonable, they speak only as of the date of this announcement and VYNE undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Given these risks and uncertainties, you should not rely upon forward-looking statements as predictions of future events.

Investor Relations:

John Fraunces

LifeSci Advisors, LLC

917-355-2395

jfraunces@lifesciadvisors.com

Tyler Zeronda

VYNE Therapeutics Inc.

908-458-9106

Tyler.Zeronda@vynetx.com